                                                                   Exhibit 10.19


                                  ODWALLA, INC.

              IMPORTANT NOTICE AND AGREEMENT REGARDING TREATMENT OF
                   VESTED AND UNVESTED OPTIONS IN TENDER OFFER
                             UNDER THE ODWALLA, INC.
                       STOCK OPTION PLAN ADOPTED IN 1993,
               1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND
           AMENDED AND RESTATED 1997 STOCK OPTION/STOCK ISSUANCE PLAN

1. Attached as Exhibit A is a summary prepared by our stock plan administrator, which specifies all outstanding options you have been granted (the "Options") to acquire shares of Odwalla, Inc. ("Odwalla") common stock in accordance with an Option Agreement(s) under the Odwalla Stock Option Plan adopted in 1993, the Odwalla 1994 Non-Employee Directors' Stock Option Plan and/or the Odwalla Amended and Restated 1997 Stock Option/Stock Issuance Plan (as applicable, collectively and individually, the "Plan"). This Notice and Agreement explains the effect on your Options of the tender offer by The Coca-Cola Company ("TCCC") to purchase all outstanding Odwalla common stock in exchange for a cash payment at a price of $15.25 per share (the "Offer"), and the subsequent merger of a subsidiary of TCCC with and into Odwalla resulting in Odwalla becoming a wholly-owned subsidiary of TCCC (the "Merger"). PLEASE READ THROUGH THIS NOTICE AND AGREEMENT CAREFULLY, AS IT PROVIDES INSTRUCTIONS FOR WHAT YOU MUST DO TO OBTAIN A CASH PAYMENT FOR YOUR OPTIONS.

2. On October 29, 2001 the Odwalla Board of Directors, by entering into the Agreement and Plan of Merger among TCCC, TCCC Acquisition Corp. (formerly known as Perry Phillip Corp.) and Odwalla dated October 29, 2001 (the "Merger Agreement") resolved to automatically accelerate and fully vest all outstanding options under the Plan upon the completion of the Offer (the "Expiration Date") for each option holder who executes and returns to Odwalla this Notice and Agreement. Accordingly, all of your Options that are not vested immediately prior to the Expiration Date will automatically accelerate and become fully exercisable upon the Expiration Date, subject to the conditions that you timely execute and return this Notice and Agreement to Odwalla and the successful completion of the Offer in accordance with the terms of the Merger Agreement. The Expiration Date is currently scheduled for December 6, 2001, although it is possible it could be extended in accordance with the terms of the Offer.

3. Pursuant to the terms of the Merger Agreement, the Plan and all your Options thereunder will be cancelled and terminated in connection with the Offer and Merger. If the Offer is completed, you will be entitled to receive a cash payment in exchange for the cancellation and termination of your Options in an aggregate amount equal to (A) the product of (1) the number of shares of Odwalla common stock subject to your unexercised Options (both vested and unvested shares) and (2) the excess, if any, of the $15.25 per share Offer price over the applicable exercise price per share for the purchase of Odwalla common stock of your

    Options, minus (B) all applicable federal, state and local taxes required to be withheld in respect of such payment (such aggregate amount, the "Cash-Out"). Your right to a Cash-Out is limited by and subject to the terms and conditions (including forfeiture) of your Options as set forth in your Option Agreement and the Plan.

4. When you receive the Cash-Out depends upon whether you properly execute this Notice and Agreement. If you execute and return this Notice and Agreement in the enclosed envelope at any time prior to the Expiration Date, your Cash-Out will be paid to you in a lump sum as soon as administratively practical after the Expiration Date. However, if you do not execute and return this Notice and Agreement before the Expiration Date, you will not be entitled to receive your Cash-Out until the Merger is completed. It is possible that the completion of the Merger will not occur until several months after the Expiration Date. THUS, IN ORDER FOR YOU TO RECEIVE YOUR CASH-OUT AS SOON AS POSSIBLE, YOU MUST EXECUTE AND RETURN THIS NOTICE AND AGREEMENT BEFORE THE EXPIRATION DATE.

5. If you are an employee or former employee, the Internal Revenue Service will consider your Cash-Out as the payment of wages for tax purposes, and you will be taxed at ordinary income rates. As with regular wages or supplemental wage payments, Odwalla will be required to withhold from your Cash-Out an amount based on the ordinary income you will recognize. This paragraph pertaining to the federal income tax consequences resulting from your receipt of a Cash-Out does not purport to be complete and you should refer to the applicable provisions of the Code. The tax rules relating to Options are complex and subject to change, and your personal situation may be such that some variation of the described consequences applies. Furthermore, the summary does not address other taxes that may affect you such as state and local income taxes, state estate, inheritance and gift taxes and foreign taxes. You are strongly urged to consult with your own tax advisors before participating in the Cash-Out, exercising any vested Options or disposing of any shares acquired upon the exercise of your Option.

6. Again, by executing and returning this Notice and Agreement to Odwalla, you are agreeing to the cancellation and termination of your Options in exchange for the right to receive a Cash-Out following the Expiration Date, subject to the completion of the Offer. After returning this Notice and Agreement, you will have no further rights to acquire the Odwalla common stock represented by your Options if the Offer is completed. Regardless of whether or not you execute this Notice and Agreement, any unexercised Options will automatically expire upon the closing of the Merger and you will be paid the Cash-Out as soon as administratively practical after either the Expiration Date (if you execute and return this Notice and Agreement before the Expiration Date) or the closing of the Merger (if you do not).

7. Any questions about this Notice and Agreement or the effect of the Offer and Merger on your Options should be directed to Jim Steichen, Chief Financial Officer, 650-712-5517 or jsteiche@odwalla.com.

                                            Odwalla, Inc.,
                                            a California corporation

                                            By:  James R. Steichen
                                            Its:  Chief Financial Officer

I acknowledge receipt of a copy of this Notice and Agreement, and represent that I am familiar with the terms and provisions hereof. I have reviewed this Notice and Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understand all provisions of this Notice and Agreement. I hereby accept this Notice and Agreement subject to all of the terms and provisions hereof, and hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Odwalla stock plan administrator upon any questions arising under this Notice and Agreement. I further agree to notify Odwalla upon any change in my residence address indicated in this Notice and Agreement if such change should occur prior to my receipt of the Cash-Out.

Dated:                                      Signed:
      -----------------------------                -----------------------------
                                                   Optionee


                                PRINT NAME:
                                           -------------------------------------

                                                                       EXHIBIT A


        SUMMARY OF OUTSTANDING OPTIONS TO PURCHASE ODWALLA COMMON STOCK:

                                                                           Applicable
            Name of Optionee                  Outstanding Options          Option Plan(1)    Exercise Price
------------------------------------------ -------------------------- ------------------- --------------------


------------------------------------------ -------------------------- ------------------- --------------------


--------

(1) The Odwalla, Inc. Stock Option Plan adopted in 1993 is referred to as "Plan 1." The Odwalla, Inc. 1994 Non-Employee Directors' Stock Option Plan is referred to as "Plan 2." The Odwalla, Inc. Amended and Restated 1997 Stock Option/Stock Issuance Plan is referred to as "Plan 3."